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                                                                     EXHIBIT 4.1
                                                                  EXECUTION COPY
                                                                  --------------

                         SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (the "Agreement") is entered into as of November 15, 1999 (the "Execution Date"), between Cell Therapeutics, Inc., a Washington corporation (the "Company"), and each investor delivering a signature page hereto (each an "Investor" and collectively the "Investors").

     WHEREAS:

     A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

     B. The Company has authorized a new series of preferred stock, no par value, designated as Series D Preferred Stock (the "Preferred Stock"), having the rights, preferences and privileges set forth in the Articles of Amendment to Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Articles");

     C. The Preferred Stock is convertible into shares of common stock, no par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Articles;

     D. The Company desires to issue and sell to each Investor and each Investor desires to purchase (i) the number of shares of Preferred Stock set forth opposite such Investor's name on the signature page of such Investor attached hereto (the "Signature Page"), with each share having a purchase price of One Thousand Dollars ($1,000) and (ii) a warrant to purchase shares of Common Stock in the amount specified on such Investor's Signature Page substantially in the form attached hereto as Exhibit B (the "Warrant"); and

     E. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), providing for the registration of the Underlying Shares (as herein defined).

     NOW THEREFORE, the Company and Investor hereby agree as follows:

1.   PURCHASE AND SALE OF SECURITIES.

     a.   Sale of Preferred Shares.  Subject to the terms and conditions hereof,
          ------------------------
          the Company shall issue and sell to each Investor and each Investor agrees to purchase from the Company, the number of shares of Preferred Stock set forth opposite such Investor's name on its Signature Page (collectively, together with any Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Preferred Shares") each with a purchase price of One Thousand Dollars ($1,000) per share (the "Purchase Price"). One (1) Preferred Share will be issued to the Investor for each One Thousand Dollars ($1,000) provided by the Investor to the Company. The shares of Common Stock issuable or issued upon conversion of the Preferred Shares together with the shares of Common Stock issuable or issued upon exercise of the Warrants (as defined herein) are collectively referred to herein as the "Underlying Shares." The Preferred Shares, the Warrants and the Underlying Shares are collectively referred to herein as the "Securities."

     b.   Issuance of Warrants.  On the Closing Date, the Company will issue to
          --------------------
          each Investor the Warrant for the number of shares of Common Stock set forth opposite such Investor's name on its Signature Page.

     c.   Closing.  Subject to the terms set forth in this Agreement, the
          -------
          issuance, sale and purchase of the Preferred Stock and the Warrants shall be consummated in one closing (the "Closing").

     d.   Payment. At the Closing each Investor shall pay the Purchase Price for
          -------
          the Securities being acquired by it by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of the appropriate amount of duly executed stock certificates and the items required by Section 7 for the same and the Company shall deliver such Preferred Stock against delivery of such Purchase Price.

     e.   Closing Date.  Subject to the satisfaction of the conditions set forth
          ------------
          in Sections 6 and 7 below, the date and time of the issuance, sale and purchase of Securities pursuant to this Agreement shall be November 24, 1999 or such other date as the Company and the Investor may mutually agree. Each Closing shall occur at 9:30 p.m. local time, at the offices of the Company. The date of a Closing hereunder is hereinafter referred to as a "Closing Date."

2. INVESTOR'S REPRESENTATIONS AND WARRANTIES. Each Investor, severally, and not jointly, represents and warrants to the Company that, as of the date hereof:

     a.   Investment Purpose.  Such Investor is purchasing the Securities for
          ------------------
          its own account as principal for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act. By making this representation, such Investor does not represent that it will hold such Securities for any period of time.

     b.   Accredited Investor Status.  Such Investor is an "accredited investor"
          --------------------------
          as that term is defined in Rule 501(a) of Regulation D and has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

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     c.   Reliance on Exemptions.  Such Investor understands that the Securities
          ----------------------
          are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, covenants, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

     d.   Information.  Such Investor and its advisors, if any, have been
          -----------
          furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor or its advisors. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what such Investor believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by such Investor or any of its advisors or representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in
          Section 3 below. Such Investor understands that its investment in the Securities involves a significant degree of risk.

     e.   Governmental Review.  Such Investor understands that no United States
          -------------------
          federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     f.   Transfer or Resale.  Such Investor understands that (i) except as
          ------------------
          provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, (b) the Investor shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably satisfactory to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")), (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the "SEC" thereunder, and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

     g.   Legends.    Such Investor understands that the Preferred Shares, the
          -------
          Warrants and, until such time as the Underlying Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the Underlying Shares, may

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          bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

               The following legend under the 1933 Act:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED";

          Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Preferred Shares or exercise of Warrants, or other issuances of Underlying Shares as contemplated hereby, by the Articles or the Warrants occurs at any time while a registration statement filed pursuant to the Registration Rights Agreement is effective under the 1933 Act or, in the event there is not such an effective registration statement, at such time, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company agrees that, in the event any Underlying Shares are issued with a legend in accordance with this Section 2(g)(2), it will, within three (3) trading days after request therefor by such Investor, provide such Investor with a certificate or certificates representing such Underlying Shares, free from such legend at such time as such legend would not have been required under this Section 2(g)(2) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

     h.   Authorization; Enforcement.  Such Investor represents and warrants to
          --------------------------
          the Company that (i) such Investor has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities to be purchased by it and to carry out and perform all of its obligations under this Agreement, and (ii) this Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (2) as limited by equitable principles generally and (iii) to the extent that indemnification provisions in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

     i.   No Legal, Tax or Investment Advice.  Such Investor understands that
          ----------------------------------
          nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such

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          Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with this Agreement and all exhibits hereto and the transactions contemplated herein and therein.

     j.   Residency. Such Investor is a company organized under the laws of the
          ---------
          jurisdiction set forth opposite such Investor's name on its Signature Page.

3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents
          ---------------------------------------------
          and warrants to the Investor that, except as set forth in the Schedule of Exceptions attached hereto as Exhibit D, as of the date hereof:

     a.   Organization and Qualification.  The Company is duly organized,
          ------------------------------
          validly existing and in good standing under the laws of Washington, with requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted and/or proposed to be conducted. The Company and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have an Adverse Effect. For purposes of this Agreement, "Adverse Effect" means with respect to the Company and its subsidiaries, taken as a whole, any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the Company and its subsidiaries taken as a whole or impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents. "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement, the Warrant and the Articles.

     b.   Authorization; Enforcement.  The Company has all requisite legal and
          --------------------------
          corporate power and has taken all requisite corporate action to execute and deliver this Agreement, the Registration Rights Agreement and the Warrants, to sell and issue the Preferred Shares and the Warrants and to carry out and perform all of its obligations under the Transaction Documents. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company, and the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations under the Transaction Documents has been taken, except for the filing of the Articles which will be filed with the Secretary of State of Washington immediately after the date hereof. Each of the Transaction Documents constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally and (iii) to the extent that indemnification provisions in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

     c.   Capitalization.  The authorized capital stock of the Company consists
          --------------
          of 100,000,000 shares of Common Stock of which there were 15,567,959 shares issued and outstanding as of September 30, 1999, and 10,000,000 shares of Preferred Stock, no par value per share, none of which shares are issued and outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, free of any liens or encumbrances and are not subject to preemptive rights. As of September 30, 1999, the Company had reserved 3,836,715 shares of Common Stock for issuance to employees, directors and consultants pursuant to the 1994 Amended and Restated CTI Stock Option Plan, of which 65,318 shares have been issued pursuant to option exercises, and 3,199,520 shares of Common Stock are subject to outstanding, unexercised options. As of September 30, 1999, the Company had reserved 285,714 shares of Common Stock for issuance to employees pursuant to the 1996 CTI Employee Stock Purchase Plan (together with the Stock Option Plan, the ("CTI Plans"), of which 129,135 shares have been issued to employees. There has been no change in the capitalization of the Company since September 30, 1999. Other than as set forth in the Schedule of Exceptions, the CTI Plans or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     d.   Issuance of Shares.  The Securities are duly authorized and, upon
          ------------------
          issuance in accordance with the terms of this Agreement, the Articles and the Warrants, as the case may be, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. Based in part upon the representations of the Investor in this Agreement, the offer, sale and issuance of the Preferred Stock and Warrants will be made in compliance with all applicable federal and state securities laws. The Underlying Shares have been duly and validly reserved and, upon issuance in accordance with the terms of the Articles and the Warrants, respectively, will be duly and validly issued, fully-paid and nonassessable, and will be issued in compliance with all applicable federal and state securities laws.

     e.   No Conflicts.  The execution, delivery and performance of the
          ------------
          Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Articles and the issuance and reservation for issuance of the Underlying Shares) do not and will not (i) conflict with or result in a violation of any provision of the Company's Certificate of Incorporation or Bylaws or
          (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of (with or without notice, lapse of time or both), any indenture, mortgage, lease or other agreement or instrument, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (in each case except for such conflicts, defaults, terminations, accelerations, cancellations and violations that are not reasonably likely to, individually or in the aggregate, have an Adverse Effect).

     f.   Accuracy of Reports; Financial Statements.  All reports required to be
          -----------------------------------------
          filed with the SEC by the Company during the twelve (12) month period preceding the date hereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "SEC Documents"), have been duly and timely filed, were in substantial compliance with the requirements of the 1933 Act and Exchange Act when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). Except as set forth in the SEC Documents, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Company or in the notes thereto.

     g.   Changes.  Since September 30, 1999 and except as is set forth in the
          -------
          SEC Documents, there has not been (a) any incurrence by the Company of any material liability, absolute or contingent, or (b) any event or condition of any character that has materially and adversely affected or might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted). There is no material liability or contingency of the Company that is not disclosed in the SEC Documents.

     h.   Governmental Consents, etc.  No consent, approval or authorization of
          --------------------------
          or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Transaction Documents, or the consummation of any other transaction contemplated hereby and thereby, except such filings as may be required to be made with the SEC, the National Association of Securities Dealers, Inc.

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          ("NASD") the Nasdaq National Market (the "NADDAQ"), such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") and filings with governmental authorities for purposes of effecting compliance with the securities and blue sky laws in the states in which Securities are offered and/or sold, which compliance will be effected in accordance with such laws. The Company has not received any delisting notices, notice of violation or similar inquiry regarding its eligibility for listing from the NASDAQ.

     i.   Litigation.  There is no pending or, to the best of the Company's
          ----------
          knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets, taken as a whole, may be bound, nor is the Company aware of any basis therefor, which Litigation, if adversely determined, would have an Adverse Effect.

     j.   Patents and Trademarks.  To its knowledge, except as disclosed in the
          ----------------------
          SEC Documents, the Company owns or possesses the right to use to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without infringement of any rights of a third party.
          Except as is disclosed in the SEC Documents, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, which violation would have an Adverse Effect on the Company. Except as disclosed in the SEC Documents, the Company has not granted (nor has the Company licensed from a third party) any material rights to or licenses to its patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes.

     k.   Registration Rights.  Except for the registration rights granted in
          -------------------
          connection with the license of PG-Taxol, there are no outstanding obligations of the Company to register the securities of a third party.

     l.   Disclosure.  No representation or warranty of the Company contained in
          ----------
          any Transaction Documents or the exhibits attached thereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading. The Company confirms that it has not provided the Investors or their agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Investors shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     m.   Solvency; No Default.  The Company has sufficient funds and cash flow
          --------------------
          to pay its debts and other liabilities as they become due, and the Company is not in default with respect to any material debt or liability.

     n.   No Default or Violation.  Neither the Company nor any subsidiary is in
          -----------------------
          violation of or default under any provision of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any subsidiary), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of (a) its Certificate of Incorporation or Bylaws, or (b) any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise or license to which it is a party or by which it is bound or
          (c) any federal or state judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, except with respect to clauses (b) and (c) above, such violations or defaults as would not have an Adverse Effect.

     o.   Eligibility.  The Company is eligible and meets the requirements to
          -----------
          register for resale on Form S-3 under the 1933 Act.

4.        COVENANTS.

     a.   Best Efforts.  The parties shall use their commercially reasonable
          ------------
          best efforts to satisfy timely each of the conditions described in
          Section 6 and Section 7 of this Agreement.

     b.   Form D; Blue Sky Laws.  The Company agrees to file a Form D with
          ---------------------
          respect to the Securities as required under Regulation D and to provide a copy thereof to the Investors promptly after such filing. The Company shall qualify the Securities for sale to the Investors pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Investor.

     c.   Reservation of Shares.  The Company shall at all times have authorized
          ---------------------
          and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of Underlying Shares in connection therewith and for the full exercise of the Warrants and issuance of Underlying Shares in connection therewith. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Underlying Shares issued and issuable upon conversion of the Preferred Shares and exercise of the Warrants, the Company will, within 45 days from such date, take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4(c), in the case of an insufficient number of authorized shares, and using its commercially reasonable best efforts to obtain shareholder approval of an increase in such authorized number of shares. Other than in connection with an underwritten public offering or with respect to employee stock options, prior to June 30, 2000, the Company will not sell any of its equity or equity linked securities at a price per share less than $2.16.

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

     d.   Listing.  The Company shall, no later than fourteen (14) business days
          -------
          after the Closing Date, secure the listing of the Underlying Shares upon the NASDAQ and each national securities exchange or automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Underlying Shares. The Company will obtain and maintain the listing and trading of its Common Stock on the NASDAQ, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange as may then be applicable, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD.

     e.   Transfer of Securities by Investor.
          ----------------------------------

          (i) As set forth in this Section 4(i), each Investor shall have limited rights to transfer the Securities before they are registered under the 1933 Act or transferable under Rule 144. Once the Securities are registered under the 1933 Act or transferable under Rule 144, each Investor may transfer the Securities as permitted by federal and state securities laws. Prior to such time, each Investor may transfer the Securities solely to (A) an Affiliate of the Investor (as such term is defined in Rule 405 under the 1933 Act), (B) an entity solely in connection with charitable contributions by the Investor or (C) an individual or entity solely for estate planning purposes, provided that written notice is provided to the Company five (5) business days prior to any such assignment and immediately following such assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and the transferee or assignee agrees in writing to be bound by all of the provisions of this Agreement. All other transfers of the Securities are prohibited unless such Investor has obtained the Company's prior written consent.

          (ii) At least five (5) business days prior to the date it intends to transfer Securities (other than a sale after the Securities are registered under the 1933 Act of less than 2% of the Company's outstanding voting stock (computed on an as-converted basis)), an Investor shall deliver to the Company a written notice (the "Transfer Notice") stating: (A) the Investor's bona fide intention to sell or otherwise transfer the Securities; (B) the name and address of each permitted proposed purchaser or other transferee ("Proposed Transferee"); (C) the quantity of Securities to be transferred to each Proposed Transferee; and (D) the terms and conditions of each proposed sale or transfer, including the price. Any such sale or other transfer shall be consummated within 30 days after the date of the Transfer Notice. Any such sale or other transfer shall be effected in accordance with any applicable securities laws and the Proposed Transferee shall agree in writing that the provisions of this Section 4(e) and the remaining restrictions and conditions contained in this Agreement shall continue to apply to the Securities in the hands of such Proposed Transferee. If the Securities described in the Transfer Notice are not transferred to the Proposed Transferee within such period, a new Transfer Notice shall be given to the Company before any Securities held by the Investor may be sold or otherwise transferred.

     f.   Transactions with Affiliates.  The Company agrees that to the extent
          ----------------------------
          it engages in transactions with Affiliates, it will do so upon fair and reasonable terms, as if the transaction were with an unaffiliated party.

     g.   Board Seat.  Until such time as Essex Woodlands shall own less than 5%
          ----------
          of the outstanding voting securities of the Company, they shall be entitled to designate an individual, reasonably acceptable to the Company, who shall be elected to serve as a member of the Board of Directors of the Company. If necessary, the Board of Directors of the Company will elect such individual to the Board of Directors by creating a new position on the Board of Directors promptly following the execution of this Agreement in connection with any stockholder vote for Directors, and the Company will use its best efforts to ensure that the stockholders of the Company agree to vote all their securities in favor of such person's election. The Company agrees to vote all voting securities for which the Company holds proxies, granting it voting discretion, or is otherwise entitled to vote, in favor of, and to use its best efforts in all respect to cause, the election of the individual designated by Essex Woodlands. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, resignation or removal (with or without cause) of any such individual proposed and nominated by Essex Woodlands pursuant to this Agreement, the Company will, and will use its best efforts to ensure that the sotckholders of the Company, vote all its voting securities to elect the individual proposed by Essex Woodlands to fill such vacancy and serve as a voting Director.

5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the relevant Investor, for the Underlying Shares in such amounts as specified from time to time by such Investor to the Company upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the terms hereof, the Articles and the Warrants (as the case may be) (the "Irrevocable Transfer Agent Instructions"). Subsequent to the registration of the Underlying Shares under the 1933 Act and Section 2 of the Registration Rights Agreement, no such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Underlying Shares, prior to registration of the Conversion Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way the Investor's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities.

6. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company hereunder issue and sell the Preferred Stock and the Warrants to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, respectively, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

     a.   Representations and Warranties Correct.  The representations and
          --------------------------------------
          warranties made by the Investor in this Agreement hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had first been made on and as of the Execution Date and such Closing Date, respectively except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same effect as though such representations and warranties had first been made on and as of the applicable Closing Date.

     b.   Performance.  All covenants, agreements and conditions contained in
          -----------
          this Agreement to be performed by the Investor on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.

     c.   Execution of Documents.  The Investor shall have executed this
          ----------------------
          Agreement and the Registration Rights Agreement and delivered the same to the Company. As of the Closing Date, each such agreement shall remain in full force and effect.

     d.   Articles.  The Articles shall have been accepted for filing with the
          --------
          Secretary of State of the State of Washington.

     e.   No Order Pending.  There shall not then be in effect any order
          ----------------
          enjoining or restraining the transactions contemplated by this Agreement.

     f.   No Law Prohibiting or Restricting Such Sale.  There shall not be in
          -------------------------------------------
          effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise provided in this Agreement).

7. CONDITIONS TO INVESTOR'S OBLIGATIONS. The obligation of each Investor hereunder (i) to execute this Agreement and (ii) to purchase the Securities is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are such Investor's sole benefit and may be waived by Investor at any time in its sole discretion:

     a.   Representations and Warranties Correct.  The representations and
          --------------------------------------
          warranties made by the Company in Section 4 shall be true and correct in all material respects on and as of the Execution Date or the Closing Date, respectively, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same effect as through such representations and warranties had been made on and as of the Execution Date or the Closing Date, respectively, except in all cases where the failure of such representations and warranties to be so true and correct would not (with respect to representations and warranties not qualified by an Adverse Effect clause), individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company and its subsidiaries, taken as a whole.

     b.   Performance.  All covenants, agreements and conditions contained in
          -----------
          the Transaction Documents to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     c.   Execution of Documents.  The Company shall have executed this
          ----------------------
          Agreement, the Registration Rights Agreement and delivered the same to the Investor. As of the Closing Date each such agreement shall remain in full force and effect.

     d.   Articles.  The Articles shall have been accepted for filing with the
          --------
          Secretary of State of the State of Washington.

     e.   No Order Pending.  There shall not then be in effect any order
          ----------------
          enjoining or restraining the transactions contemplated by this Agreement.

     f.   No Law Prohibiting or Restricting Sale.  There shall not be in effect
          --------------------------------------
          any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise referenced in this Agreement).

     g.   Legal Opinion.  The Investor shall have received an opinion of the
          -------------
          Company's counsel, dated as of the Closing Date, in customary form and otherwise reasonably acceptable by Investor.

     h.   Insolvency.  The Company is not insolvent and no Insolvency Proceeding
          ----------
          has been commenced by or against the Company. As used herein, "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     i.   Reporting Status.  The Company shall have filed all reports required
          ----------------
          to be filed with the SEC pursuant to the Exchange Act, and the Company's status as an issuer required to file reports under the Exchange Act shall be effective.


     8.   GOVERNING LAW; MISCELLANEOUS.

     a.   Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
          hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New

          York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

     b.   Counterparts; Signatures by Facsimile.  This Agreement may be executed
          -------------------------------------
          in counterparts and each such counterpart shall be deemed an original for all purposes. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     c.   Captions and Headings.  The captions and headings of this Agreement
          ---------------------
          are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     d.   Severability.  If any term, provision, covenant or restriction of this
          ------------
          Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     e.   Entire Agreement; Amendment.  This Agreement, the Warrant, the
          ---------------------------
          Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against which enforcement of any such amendment, waiver, discharge or termination is sought.

     f.   No Third Party Rights.  Nothing in this Agreement shall create or be
          ---------------------
          deemed to create any rights in any person or entity not a party to this Agreement.

     g.   Survival.  Unless otherwise set forth in this Agreement, the
          --------
          warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     h.   Publicity.  Each Investor and the Company shall not issue any public
          ---------
          statement concerning the transactions contemplated by this Agreement without the prior written consent of the parties named in such public statement not to be unreasonably withheld; provided, however, that the parties may disclose the transaction or the terms hereof or thereof from time to time without the approval of the party whose name is disclosed if (i) such approval has been requested and not received and such party concludes (after consulting with counsel) that it is required by law to disclose the transaction or the terms thereof or (ii) to the extent that similar disclosure has been previously approved pursuant to this
          Section 8(h). In addition, with respect to any press releases issued by the Company, the Company shall provide copies to the Investors prior to public dissemination thereof and shall consider Investors' comments to such press release, if any, in good faith.

     i.   No Strict Construction.  The language used in this Agreement will be
          ----------------------
          deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     j.   Costs and Expenses.  Each party hereto shall pay its own costs and
          ------------------
          expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

     k.   Brokers.  The Company has not engaged, consented to or authorized any
          -------
          broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement, except for Paramount Capital, Inc. The Company hereby agrees to indemnify and hold harmless each Investor and its respective Affiliates from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

     l.   Notices.  Any notices required or permitted to be given under the
          -------
          terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

          If to the Company:

               Cell Therapeutics, Inc.
               201 Elliott Avenue West, Suite 400
               Seattle, Washington 98119
               Attention: James Bianco, Chief Executive Officer
               Facsimile: (206) 284-6114

          With copy to:

               Wilson Sonsini Goodrich & Rosati
               975 Page Mill Road
               Palo Alto, California  94304
               Facsimile: (650) 461-5375
               Attention: Michael J. Kennedy, Esq.

          If to Investor at its address set forth on its Signature Page.

     Each party shall provide notice to the other party of any change in address.

     m.   Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
          inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     n.   Remedies.  In addition to being entitled to exercise all rights
          --------
          provided herein or granted by law, including recovery of damages, each Investor will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The Company and each Investor agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     o.   Dividends. Notwithstanding anything to the contrary contained in the
          ---------
          Articles, the Company will pay to each Investor four annual dividend payments in accordance with Section 2 of the Articles with respect to the Preferred Stock held by the Investor, notwithstanding any conversion, redemption or sale of the Preferred Stock held by such Investor. The dividend right provided for herein is personal to the Investor and may not be assigned to any third party without the Company's prior written consent, except pursuant to assignments made in accordance with of this Agreement.

     IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Agreement to be duly executed as of the date first above written.


                                        CELL THERAPEUTICS, INC.


                                        By:_____________________________________
                                           Name: James Bianco
                                           Title: Chief Executive Officer

                            INVESTOR SIGNATURE PAGE



THE ARIES MASTER FUND


By:________________________                       1,688 Shares of Preferred
Name:______________________                       257,219  Warrants
Title:_____________________
                                                  c/o Paramount Capital Asset
                                                  Management, Inc.
                                                  787 Seventh Avenue
                                                  48th Floor
                                                  New York, NY 10019

                            INVESTOR SIGNATURE PAGE



ARIES DOMESTIC FUND, L.P.


By:_______________________                        684 Shares of Preferred
Name:_____________________                        104,229 Warrants
Title:____________________
                                                  c/o Paramount Capital Asset
                                                  Management, Inc.
                                                  787 Seventh Avenue
                                                  48th Floor
                                                  New York, NY 10019

                            INVESTOR SIGNATURE PAGE



ARIES DOMESTIC FUND II, L.P.


By:________________________                  53 Shares of Preferred
Name:______________________                  8,076 Warrants
Title:_____________________
                                             c/o Paramount Capital Asset
                                             Management, Inc.
                                             787 Seventh Avenue
                                             48th Floor
                                             New York, NY 10019

                            INVESTOR SIGNATURE PAGE



ESSEX WOODLANDS HEALTH
VENTURES FUND IV, L.P.


By:___________________________               6,000 Shares of Preferred
Name:_________________________               914,286  Warrants
Title:________________________

                                             15001 Walden Road
                                             Suite 101
                                             Montgomery, TX 77356

                            INVESTOR SIGNATURE PAGE



CADUCEUS CAPITAL TRUST


By:__________________________           668 Shares of Preferred
Name:________________________           101,791 Warrants
Title:_______________________
                                        c/o Orbimed Advisors, LLC
                                        767 Third Avenue
                                        New York, NY 10017

                            INVESTOR SIGNATURE PAGE



CADUCEUS CAPITAL II, L.P.


By:_________________________            332 Shares of Preferred
Name:_______________________            50,590 Warrants
Title:______________________
                                        c/o Orbimed Advisors, LLC
                                        767 Third Avenue
                                        New York, NY 10017

                            INVESTOR SIGNATURE PAGE



WAYNE ROTHBAUM


By:_______________________              200 Shares of Preferred
Name:_____________________              30,476 Warrants
Title:____________________
                                        c/o Carson Group
                                        156 W. 56th Street
                                        10th Floor
                                        New York, NY 10019

                            INVESTOR SIGNATURE PAGE



STEVEN OLIVERA


By:________________________             200 Shares of Preferred
Name:______________________             30,476 Warrants
Title:_____________________

                                        4 Piper Court
                                        Blauvelt, NY 10913

                            INVESTOR SIGNATURE PAGE



JOSEPH EDELMAN


By:_______________________              100 Shares of Preferred
Name:_____________________              15,238 Warrants
Title:____________________
                                        c/o First New York Securities
                                        850 Third Avenue
                                        New York, NY 10022

                            INVESTOR SIGNATURE PAGE



MITCHELL SILBER


By:______________________               75 Shares of Preferred
Name:____________________               11,429 Warrants
Title:___________________
                                        C/o Carson Group
                                        156 W. 56th Street
                                        10th Floor
                                        New York, NY 10019